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                                 LOUDCLOUD, INC
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Press Contacts:
Zenobia Austin                                          Robert Nachbar
Loudcloud, Inc.                                         Barokas Public Relations
408/212-5220                                            206/264-8220
zenobia@loudcloud.com                                   robert@barokas.com


             LOUDCLOUD ANNOUNCES AVAILABILITY OF OPSWARE SYSTEM 3,
              INDUSTRY'S FIRST SOFTWARE SYSTEM FOR IT AUTOMATION

  Opsware System 3 automates critical IT services, lowering costs, improving quality and easing management of complex application environments

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Sunnyvale, CA, June 26, 2002 - In response to demand from Fortune 2000 enterprise companies, Loudcloud Inc., soon to be rebranded as Opsware Inc. (NASDAQ: LDCL), today unveiled Opsware(TM) System 3, the first software system to automate the IT lifecycle associated with managing servers and business applications. Opsware System 3, "Opsware," is the foundation of Loudcloud's managed services business, which is being acquired by EDS as announced on June 17th. Opsware lowers costs, improves service quality and security, and accelerates the management and rollout of changes on servers and business applications. Opsware is now available directly to enterprises for use in their own IT environment.

The availability of Opsware System 3 follows last week's news where Loudcloud announced it would focus on selling Opsware and rebrand the company Opsware Inc. Loudcloud also announced that EDS will license Opsware for a minimum of $52 million over three years for widespread deployment across its 14 major data centers and 140 client-owned data centers.

"Organizations are seeking ways to automate some of the last barriers of IT operational management - especially change," said Herb VanHook, Executive Vice President, META Group (Stamford, CT). "They wish to shift from reacting to change in their environment, to implementing policy-driven change to optimize infrastructure, applications, processes and people. Indeed, they wish to bring the ERP paradigm of business process enablement to their technology operations domain."

The first externally available release of Opsware, Opsware System 3, code named "Project Archimedes," is the first IT automation system of its kind. Customers like Adidas, News Corp., and the UK Government chose Loudcloud to outsource their e-business operations largely due to the advantages Opsware automation software brings. The uniqueness of Opsware is its deep domain knowledge coupled with IT process automation. Opsware System 3 supports over 200 technologies including a broad range of operating systems, databases, application servers, middleware and business applications.

Opsware is designed for companies in several industry groups with 100 or more servers under active management; these include enterprises, government agencies and service providers. Opsware System 3 offers IT automation in four key areas through Opsware's Service Automation Modules (SAM's). Service Automation Modules in Opsware System 3 include large-scale server provisioning, large-scale application and content distribution, secure release management of software updates and service packs, and automated asset and license tracking.

"Loudcloud is well known in the industry as a leader in innovation, primarily because of the Opsware automation technology that powers its managed services offering to some of the top brands in the world," said Steve Lapekas, Global Services Executive for EDS' web hosting business. "Our licensing agreement with Loudcloud sets the stage to leverage this cutting-edge technology across the entire EDS infrastructure."

While Loudcloud's managed services business focused on e-business environments, the Opsware software system is not limited to e-business alone. Opsware automates the build-out and management of the hundreds and thousands of servers in the enterprise that run core business applications - it is the management of constant change on these servers and applications that typically consumes IT departments.

"By automating the complete lifecycle associated with managing servers and business applications, CIOs and IT management will be able to significantly reduce costs and get better utilization of their assets," said Ben Horowitz, CEO and co-founder of Loudcloud, soon to be rebranded as Opsware, Inc. "As EDS has chosen to do, Fortune 2000 IT organizations can also leverage the power of Opsware automation to conduct critical IT services on a large scale, increase efficiencies and improve service quality."

About Loudcloud

Loudcloud, to be re-branded as Opsware Inc, is a leading provider of IT automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. Opsware is the foundation of Loudcloud's software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opswareinc.com or www.opsware.com.

                                     # # #

Loudcloud and Opsware are service marks and trademarks of Loudcloud, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Loudcloud investors and security holders are advised to read the preliminary proxy statement regarding the transaction with EDS and other relevant documents filed with the SEC, because they contain important information on the proposed transaction. Our preliminary proxy statement was filed with the SEC on June 20, 2002. You may obtain documents filed with the SEC free of charge at the SEC's web site at www.sec.gov. In addition, you may also obtain documents filed by Loudcloud by requesting them in writing from Loudcloud, Inc., 599 N. Mathilda Avenue, Sunnyvale, CA 94085, Attn: Ken Tinsley.